UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2005

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2005, Teradyne, Inc. (“Teradyne”) completed the sale to Amphenol Corporation (“Amphenol”) of substantially all of the assets and certain of the liabilities of Teradyne Connections Systems Division (“TCS”), including the capital stock of Teradyne Connection Systems (Malaysia) Sdn. Bhd., Teradyne Connection Sys. de Mexico SA de CV and Teradyne Ireland Ltd., for U.S. $390 million in cash, subject to a post-closing net asset value adjustment (the “Transaction”). The Transaction was completed pursuant to an asset and stock purchase agreement, dated as of October 10, 2005, between Teradyne and Amphenol (the “Purchase Agreement”), as amended. A copy of the Purchase Agreement was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005.

Effective upon the consummation of the disposition, Richard E. Schneider, former President of TCS, ceased to be an executive officer or employee of Teradyne.

On December 1, 2005, Teradyne issued a press release announcing the closing of the Transaction. This press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Financial Statements

The first paragraph of Item 2.01 above is incorporated by reference herein.

The following unaudited pro forma condensed combined balance sheet of Teradyne reflects the disposition of TCS as if it had occurred on October 2, 2005. The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended October 2, 2005 and October 3, 2004 and for the years ended December 31, 2004, 2003 and 2002, reflect the disposition of the TCS business as if the sale had occurred on January 1, 2002. The pro forma adjustments are based on the operations of TCS during the periods presented, the impact from the sale of the TCS business and other transactions associated with the disposition. These adjustments have been made to illustrate the anticipated financial effect of the sale of the TCS business and are based on presently available information. Consequently, the pro forma financial information presented is not necessarily indicative of the results that would have been reported had the transactions actually occurred on the dates specified.

The final accounting for the disposition of the TCS business is still under review by management and will be finalized prior to the filing of Teradyne’s Annual Report on Form 10-K for the year ended December 31, 2005. Effective in the fourth quarter of 2005, Teradyne will classify the assets and liabilities of TCS as discontinued operations and report the results of operations for TCS in discontinued operations in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The pro forma information related to the sale of the TCS business is based on the net book value of net assets sold as of October 2, 2005. Accordingly, Teradyne’s actual recording of the disposition, including the final sale price, may differ from the pro forma financial information based on the net book value of net assets as of the closing date. The pro forma financial information does not purport to indicate the future financial position or future results of Teradyne’s operations.

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The following unaudited condensed combined pro forma financial statements are included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

Unaudited Pro Forma Condensed Combined Balance Sheet as of October 2, 2005

Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended October 2, 2005 and October 3, 2004

Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal years ended December 31, 2004, 2003 and 2002

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(c) Exhibits

Exhibit No.	Description

99.1	The following unaudited pro forma condensed combined financial statements:

Unaudited Pro Forma Condensed Combined Balance Sheet as of October 2, 2005

Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended October 2, 2005 and October 3, 2004

Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal years ended December 31, 2004, 2003 and 2002

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

99.2	Press Release dated December 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: December 6, 2005

By:  /s/  Gregory R. Beecher

Name: Gregory R. Beecher

Title: V.P. and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	The following unaudited pro forma condensed combined financial statements:

Unaudited Pro Forma Condensed Combined Balance Sheet as of October 2, 2005

Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended October 2, 2005 and October 3, 2004

Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal years ended December 31, 2004, 2003 and 2002

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

99.2	Press Release dated December 1, 2005.